                                                                    Exhibit 99.1


                                    TIVO INC.
                                2160 Gold Street
                                Alviso, CA 95002



                                 March 26, 2002


VIA EDGAR
---------

Securities and Exchange Commission
Washington, D.C.  20549

     Re: TiVo Inc. (the "Company")
         ------------------------

Ladies and Gentlemen:

     We have received a letter from Arthur Andersen LLP ("Andersen") which represents to us that:

     . its audit of the Company was subject to Andersen's quality control system for the U.S. accounting and auditing practice;

     . there is reasonable assurance that the engagement was conducted in compliance with professional standards; and

     . there was appropriate continuity of Andersen personnel working on the audit.

     .    there was availability of national office consultation

     Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to this audit.




                                     Sincerely,

                                     /s/ David H. Courtney

                                     David H. Courtney
                                     Executive Vice President
                                     Worldwide Operations and Administration and
                                     Chief Financial Officer